Ex-99.906.CERT

Aspiriant Trust

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Robert J. Francais, Principal Executive Officer of the Aspiriant Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended September 30, 2021 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	12/6/2021

By	/s/ Robert J. Francais
Title	Robert J. Francais, President and Principal Executive Officer

I, Douglas S. Hendrickson, Principal Financial Officer of the Aspiriant Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended September 30, 2021 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	12/6/2021

By	/s/ Douglas S. Hendrickson
Title	Douglas S. Hendrickson, Treasurer and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Aspiriant Trust, and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.